Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,634,131
Unrealized Gain (Loss) on Market Value of Futures	(1,049,471)
Dividend Income	679
Interest Income	1,020
ETF Transaction Fees	3,500
Total Income (Loss)	$5,589,859

Expenses
Investment Advisory Fee	$45,830
Brokerage Commissions	8,046
NYMEX License Fee	1,146
Non-interested Directors' Fees and Expenses	799
SEC & FINRA Registration Expense	725
Prepaid Insurance Expense	407
Other Expenses	18,932
Total Expenses	75,885
Expense Waiver	(7,475)
Net Expenses	$68,410
Net Income (Loss)	$5,521,449

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$83,876,139
Additions (1,250,000 Units)	70,205,897
Net Income (Loss)	5,521,449

Net Asset Value End of Month	$159,603,485
Net Asset Value Per Unit (2,850,000 Units)	$56.00

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502